FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW

425 Eagle Rock Avenue                                         Newark, NJ 07101
Roseland, NJ 07068                                            (973) 622-2800
(973) 226-4600
FAX  (973) 226-0969
                                                              Please Reply to:
                                                              [X]  Roseland
                                                              [ ]  Newark

                                January 29, 2001


Satx, Inc
4710 Eisenhower Blvd,
Suite E-1 33634
Tampa, Florida  33634


Ladies and Gentleman:

         You have requested our opinion as Special Securities Counsel for the Satx Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, on Form S-8 and the registration of an aggregate of one million, four hundred thousand (375,000) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various Consulting Agreements (the "Agreements") between the Company and Consultants and shares issued to an employee as a stock bonus.

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about January 29, 2001 (the "Registration Statement"), the Agreements, the Articles of Incorporation of the Company as certified by the Secretary of State of the State of Nevada, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ FROHLILNG, HUDAK & PELLEGRINO, LLC
                                         --------------------------------------
                                         Frohling, Hudak, & Pellegrino, LLC